EXHIBIT 99.1

Contact:	Investors:
Kevin C. O’Boyle	Nick Laudico/Zack Kubow
EVP & Chief Financial Officer	The Ruth Group
NuVasive, Inc.	646-536-7030/7020
858-909-1800	nlaudico@theruthgroup.com
investorrelations@nuvasive.com	zkubow@theruthgroup.com

Media:
Jason Rando
The Ruth Group
646-536-7025
jrando@theruthgroup.com
NUVASIVE REPORTS SECOND QUARTER 2008 FINANCIAL RESULTS
- Completes Acquisition of Osteocel Biologics Business from Osiris Therapeutics -
- Increases 2008 Revenue Guidance to $238 to $240 Million,
including $15 Million in Osteocel Revenue -
- Increases 2008 Earnings per Share Guidance to $0.05 — $0.07, excluding one-time charges -
Second Quarter 2008 Highlights:
•	Total revenues of $57.4 million; up 61.2% from the second quarter of 2007

•	Gross profit of $47.8 million; up 65.5% from the second quarter of 2007

•	Gross margin of 83.3% compared to 81.2% in the second quarter of 2007

•	GAAP loss per share for the quarter was $(0.01)

•	Non-GAAP earnings per share was $0.14

•	NeoDisc® clinical trial enrollment at nearly 100% with completion expected in August

SAN DIEGO, July 24, 2008 – NuVasive, Inc. (Nasdaq: NUVA), a medical device company focused on developing products for minimally disruptive surgical treatments for the spine, announced today financial results for the quarter ended June 30, 2008.
NuVasive reported second quarter revenues of $57.4 million, a 61.2% increase over the $35.6 million for the second quarter of 2007 and a 12.2% increase over the $51.2 million for the first quarter of 2008.
Gross profit for the second quarter of 2008 was $47.8 million and gross margin was 83.3%, compared to a gross profit of $28.9 million and a gross margin of 81.2% in the second quarter of 2007. For the first quarter of 2008, gross profit was $42.1 million and gross margin was 82.2%.
Total operating expenses for the second quarter of 2008 were $48.5 million compared to $34.0 million in the second quarter of 2007 and $50.5 million in the first quarter of 2008. First quarter 2008 operating expenses included an in-process research and development charge of $4.2 million, or ($0.12) per diluted share related to the acquisition of pedicle screw intellectual property. Excluding the in-process research and development charge, total first quarter 2008 operating expenses were $46.3 million.
On a GAAP basis, the Company reported a net loss of $0.5 million or $(0.01) per share for the second quarter of 2008. On a non-GAAP basis, the Company reported net income of $5.1 million, or $0.14 per share, for the second quarter of 2008. The non-GAAP earnings per share calculations exclude (i) stock based compensation of $5.1 million and (ii) amortization of acquired intangible assets of $0.5 million.
Cash, cash equivalents and short and long-term investments were $265.7 million at June 30, 2008.
On July 24th, 2008, NuVasive completed its previously announced acquisition of the Osteocel biologics business from Osiris Therapeutics. The Osteocel business includes a proprietary adult stem cell bone graft product which is the only viable bone matrix product on the market that provides the three beneficial properties similar to autograft: osteoconduction (provides a scaffold for bone growth), osteoinduction (bone formation stimulation) and osteogenesis (bone production).
Alex Lukianov, Chairman and Chief Executive Officer, said, “Our robust results in the second quarter were driven by the continued maturation of our exclusive sales force and its growing expertise in selling the full mix of our innovative product portfolio. We also successfully executed on several components of our growth strategy. These included the recent closing of the Osteocel acquisition, conversion of our enterprise software platform and the continued enrollment of our NeoDisc clinical trial, which we expect to complete in August 2008. In addition, we completed our planned expansion of our cervical product offering with the full national launch of our Helix Mini Plate and VuePoint posterior system.”
Mr. Lukianov continued, “We are pleased to complete the acquisition of the Osteocel biologics business, which represents a significant milestone in our strategy to expand our product portfolio with synergistic and innovative technologies. We believe there is substantial opportunity to create an aggressive marketing program to achieve this product’s full potential and, combined with our Formagraft product, we look to create a $100 million biologics business over the next several years.”
Mr. Lukianov added, “We continue to execute on our strategic objectives, including rapid product development, advancement of our MAS platform, continued adoption of our XLIF procedure, and significant expansion of our operating infrastructure. These initiatives are key to our long term growth and ability to continue increasing our market share. We are committed to advancing all of these objectives in concert with robust revenue growth and expanding profitability. Although global economic conditions have resulted in increased expenses relating to items such as shipping, distribution, and travel, coupled with lower yields on cash investments, we remain committed to GAAP profitability as demonstrated by our increased earnings guidance for the second half of 2008. Our shareowners are dedicated to making NuVasive a major force in the spine industry.”
Updated 2008 Financial Guidance
NuVasive is updating its full year 2008 financial guidance as follows:
     Revenue:
•	$238 million to $240 million, including $15 million in Osteocel; up from previous guidance of $210 million to $214 million
     Gross margin:
•	80% to 81%, down from previous guidance of 81% to 82%, which reflects gross margin from Osteocel sales
     EPS:
•	GAAP: $(0.61) to $(0.45), including $(0.66) to $(0.52) of one-time charges

•	Excluding one-time charges, earnings per share $0.05 to $0.07; up from $0.00 to $0.03

•	Non-GAAP: $0.68 to $0.70; up from $0.54 to $0.57
Reconciliation of Non-GAAP Information
Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, which exclude stock based compensation and charges directly related to acquisition transactions such as in-process research and development, milestone payments, and amortization of the acquired technology assets. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further and more consistently the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Second Quarter 2008 Results
(in thousands, except per share amounts)
GAAP net loss (A)	$(495)
Stock-based compensation (B)	5,148
Amortization of acquired intangible assets (C)	467

Non-GAAP earnings (A)	$5,120

GAAP net loss per share (A)	$(0.01)
Stock-based compensation (B)	0.14
Amortization of acquired intangible assets (C)	0.01

Non-GAAP earnings per share (A)	$0.14

Shares used in computing GAAP net loss per share (A)	35,663

Share used in computing non-GAAP net loss per share (A)	37,425

	Range for Year Ending
Reconciliation of Full Year 2008 Guidance	December 31, 2008
(in thousands, except per share amounts)	Low	High
GAAP net loss per share (A)	$(0.61)	$(0.45)
One-time charges (D)	0.66	0.52

Earnings per share excluding One-time charges	0.05	0.07
Stock-based compensation (B)	0.56	0.52
Amortization of acquired intangible assets (C)	0.09	0.09

Non-GAAP earnings per share (A)	$0.70	$0.68

Shares used in computing GAAP net loss per share (A)	35,808	35,808

Share used in computing non-GAAP net loss per share (A)	37,641	37,641

A-	GAAP net loss per share is calculated using basic weighted shares outstanding; Non-GAAP earnings per share is calculated using diluted weighted shares outstanding.

B-	Non-cash stock-based compensation.

C-	Amortization of purchased technology assets.

D-	One-time charges related to the acquisition of pedicle screw technology in the first quarter of 2008 and the pending acquisition of the Osteocel business.

Conference Call
NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-4018 for domestic callers and 1-201-689-8471 for international. A live Web cast of the conference call will be available online from the investor relations page of the Company’s corporate Web site at www.nuvasive.com.
After the live Web cast, the call will remain available on NuVasive’s Web site, www.nuvasive.com, through August 24, 2008. In addition, a telephonic replay of the call will be available until August 14, 2008. The replay dial-in numbers are 1-877-660-6853 for domestic callers and 1-201-612-7415 for international callers. Please use account number 3055 and conference ID number 289122.
About NuVasive
NuVasive is a medical device company focused on the design, development and marketing of products for the surgical treatment of spine disorders. The Company’s product portfolio is focused on applications in the over $4.2 billion U.S. spine fusion market. The Company’s current principal product offering includes a minimally disruptive surgical platform called Maximum Access Surgery, or MAS®, as well as a growing offering of cervical and motion preservation products.
The MAS platform offers advantages for both patients and surgeons such as reduced surgery and hospitalization time and faster recovery. MAS combines three categories of current product offerings: NeuroVision® a proprietary software-driven nerve avoidance system; MaXcess® a unique split-blade design retraction system; and specialized implants, like SpheRx® and CoRoent®, that collectively minimize soft tissue disruption during spine surgery while allowing maximum visualization and surgical reproducibility. NuVasive’s product offering is also focused on cervical internal fixation products and its R&D pipeline emphasizes both MAS and motion preservation.
NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause Company’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that the Company’s revenue or profitability projections may prove incorrect because of unexpected difficulty in generating sales or achieving anticipated profitability; the risk that Company may encounter unanticipated difficulty integrating the Osteocel product into its product line; the risk that the Company may be unable to generate expected revenues or profitability from Osteocel; the uncertain process of seeking regulatory approval or clearance for Company’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to Company’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of Company’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in

Company’s press releases and periodic filings with the Securities and Exchange Commission. Company’s public filings with the Securities and Exchange Commission are available at www.sec.gov. Company assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
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NuVasive, Inc.
Unaudited Condensed Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues	$57,417	$35,618	$108,601	$68,838
Cost of goods sold	9,571	6,710	18,666	12,417

Gross Profit	47,846	28,908	89,935	56,421

Operating expenses:
Sales, marketing and administrative	42,099	28,027	81,416	56,067
Research and development	6,426	5,925	13,402	11,677
In-process research and development	—	—	4,176	—

Total operating expenses	48,525	33,952	98,994	67,744

Interest and other income, net	184	1,628	910	3,487

Net loss	$(495)	$(3,416)	$(8,149)	$(7,836)

Net loss per share:
Basic and diluted	$(0.01)	$(0.10)	$(0.23)	$(0.23)

Weighted average shares — basic and diluted	35,663	34,654	35,543	34,485

Stock-based compensation is included in operating expenses in the following categories:
Sales, marketing and administrative	$4,538	$2,894	$9,042	$5,522
Research and development	610	575	1,256	1,091

	$5,148	$3,469	$10,298	$6,613

NuVasive, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2008	December 31, 2007
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$136,224	$61,915
Short-term investments	72,746	19,247
Accounts receivable, net	32,528	27,496
Inventory, net	52,185	36,280
Prepaid expenses and other current assets	2,947	1,240

Total current assets	296,630	146,178
Property and equipment, net of accumulated depreciation	64,876	43,538
Intangible assets, net of accumulated amortization	25,955	24,496
Long-term marketable securities	56,745	8,536
Other assets	9,254	2,939

Total assets	$453,460	$225,687

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$20,012	$13,839
Accrued payroll and related expenses	10,793	12,075
Royalties payable	2,092	2,076

Total current liabilities	32,897	27,990
Senior convertible notes	230,000	—
Long-term liabilities	590	1,119
Commitments and contingencies
Stockholders’ equity:
Common stock, 70,000 shares authorized 35,794 and 35,330 issued and outstanding at June 30, 2008 and December 31, 2007, respectively	36	35
Additional paid-in capital	366,150	364,469
Accumulated other comprehensive loss	(84)	54
Accumulated deficit	(176,129)	(167,980)

Total stockholders’ equity	189,973	196,578

Total liabilities and stockholders’ equity	$453,460	$225,687

NuVasive, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited and in thousands)

	Six Months Ended June 30,
	2008	2007
Operating activities:
Net loss	$(8,149)	$(7,836)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,449	5,933
Stock-based compensation	10,298	6,613
In-process research and development	4,176	—
Other non-cash adjustments	312	1,179
Changes in operating assets and liabilities:
Accounts receivable	(5,044)	(4,621)
Inventory	(16,496)	(8,868)
Prepaid expenses and other current assets	(1,707)	(39)
Accounts payable and accrued liabilities	3,361	1,926
Accrued payroll and related expenses	(1,282)	(421)

Net cash used in operating activities	(6,082)	(6,134)
Investing activities:
Cash paid for pedicle screw technology	(6,256)
Cash paid for acquisition of Radius Medical LLC	—	(6,970)
Purchases of property and equipment	(25,686)	(8,527)
Sales of short-term investments	19,300	79,050
Purchases of short-term investments	(72,799)	(49,580)
Sales of long-term investments	3,500	6,000
Purchases of long-term investments	(51,709)	(13,991)
Other assets	543	5

Net cash provided by (used in) investing activities	(133,107)	5,987
Financing activities:
Payment of long-term liabilities	(300)	(300)
Issuance of Senior Convertible Notes	222,414	—
Purchase of convertible note hedges	(45,758)	—
Sale of warrants	31,786	—
Issuance of common stock	5,356	3,189

Net cash provided by financing activities	213,498	2,889
Increase in cash and cash equivalents	74,309	2,742
Cash and cash equivalents at beginning of period	61,915	41,476

Cash and cash equivalents at end of period	$136,224	$44,218